CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                 EXHIBIT 10.23


                                    AGREEMENT
                                    ---------

         This Agreement (the "Agreement") is made as of November 1, 1998 by and between Advantix, Inc. with offices at 4675 MacArthur Court, Suite 1400, Newport Beach, California 92660 ("ADVANTIX") and International Merchandising Corporation with offices at IMG Center, Suite 100, 1360 East 9th Street, Cleveland, Ohio 44114 ("IMC").

                                   WITNESSETH:

         WHEREAS, IMC is a member of the International Management Group of companies and IMC and its affiliates have expertise in the management, marketing and television production of various sports and leisure activities and events;

         WHEREAS, ADVANTIX is a leading provider of automated ticketing solutions to sports and entertainment venues worldwide; utilizing a proprietary ticketing system which enables the capture and analysis of patron information; and

         WHEREAS, ADVANTIX and IMC desire to enter an agreement whereby (i) IMC will provide certain marketing consulting services to ADVANTIX and assist ADVANTIX in offering ticketing and marketing services to sports and entertainment organizers, as well as information services to corporate sponsors and (ii) ADVANTIX will assist IMC in developing its sponsorship consulting business.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. TERM. The term of this Agreement shall begin as of November 1, 1998 and shall remain in effect through April 30, 1999 unless this Agreement is terminated earlier in accordance with the provisions of Paragraph 6 (the "Term"). The Term may be extended for an additional six-month period by mutual written agreement of the parties.

2.  IMC SERVICES.

(a) During the Term, IMC shall assist ADVANTIX in developing and preparing a comprehensive sales and marketing plan which identifies strategies for the expansion of ADVANTIX's business (the "Plan"). To facilitate the foregoing, ADVANTIX's representatives shall meet (in person or via conference call) from time to time with appropriate personnel from different IMC divisions and regions at mutually agreeable times and locations.

(b) Subject to Paragraph 10(b), IMC shall provide ADVANTIX with the opportunity to discuss serving as the ticketing service for certain IMC-owned or controlled events, as deemed appropriate by IMC. In addition, IMC shall, as it deems appropriate after consultation with ADVANTIX, offer ADVANTIX's database information services and software packages to certain new and existing IMC event sponsors and/or introduce ADVANTIX to such sponsors in order to facilitate a business relationship between the parties.

(c) The parties agree that IMC shall determine in its sole discretion the means and methods for performing its services hereunder. IMC shall devote such time, attention and energies it deems necessary to perform the services requested of it hereunder. If at any time during the Term, IMC determines that a ADVANTIX request of IMC services hereunder requires an unreasonable devotion of time, attention or energies by IMC, IMC shall so notify ADVANTIX and the parties shall negotiate in good faith in a timely manner to determine (i) whether additional remuneration shall be paid to IMC for such services; (ii) whether ADVANTIX's in-house personnel shall share in the performance of such services or (iii) such other mutually acceptable resolution of the matter.

(d) IMC shall not be authorized or entitled to bind or commit ADVANTIX to any agreement. Any and all agreements or arrangements with IMC clients, sponsors or other third parties binding or committing ADVANTIX shall be set forth in a written document executed by an authorized representative of ADVANTIX and ADVANTIX shall be solely responsible for all obligations under such agreements.

3. COMPENSATION TO IMC/EXPENSES. (a) In consideration of all of the services rendered by IMC hereunder, ADVANTIX shall pay IMC the following amounts on a monthly basis:

- $[***] payable in advance on the first day of each month during the Term (the "Retainer")

- [***] percent ([***]%) of the Net Service Charge per ticket over $[***] (but in no event less than [***] percent ([***]%) of the Net Service Charge per ticket) received by ADVANTIX under any ticketing service arrangements effected or substantially negotiated during the Term in connection with (i) an IMC owned, controlled or represented event or (ii) any event that ADVANTIX obtains the right to provide ticketing services for as a direct result of the efforts of IMC and for which ADVANTIX did not have a previous contractual arrangement (the "Service Charge Commission"). "Net Service Charge" as used in the preceding sentence, means the gross revenue received by ADVANTIX as an administrative fee, set up fee, service


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     charge, convenience charge, commission, handling fee or like fee, minus any revenue-sharing paid to the venue, promoter, producer or team, commissions or fees to retail outlet, and the credit card merchant discount fee, where applicable. ADVANTIX shall be entitled to credit the Retainer amounts paid to IMC hereunder against all amounts owed to IMC as a Service Charge Commission.

- [***] percent ([***]%) of the gross revenues received by ADVANTIX for providing software packages and/or database information or services to IMC event sponsors, clients or other third parties pursuant to arrangements effected or substantially negotiated during the Term with the assistance of IMC (the "Database Commission").

(b) ADVANTIX shall pay IMC the Service Charge Commission and the Database Commission on a monthly basis within 30 days following the end of each month. Together with such payments, ADVANTIX shall provide IMC with a full, complete and accurate itemized statement setting forth all revenues generated hereunder as well as a calculation of IMC's commissions. ADVANTIX's obligation to pay the Service Charge Commission and the Database Commission to IMC shall survive the termination of this Agreement and continue for so long as ticketing, software or database revenues are payable under contracts with third parties, including under any extensions, modifications and renewals thereof.

(c) Unless otherwise specified by IMC, all payments shall be made by check payable to International Merchandising Corporation and mailed to IMG Center, Suite 100, 1360 East 9th Street, Cleveland, Ohio 44114, Attn: IMG Accounts Receivable. Past due payments shall bear interest at the rate of (i) one and one half percent (1.5%) per month or fraction thereof that payment is late or (ii) the maximum interest rate permissible under law, whichever is less.

(d) ADVANTIX shall also reimburse IMC for all pre-approved travel and living expenses which may be incurred by IMC representatives in the course of providing services to ADVANTIX. Any travel by IMC representatives must be pre-approved in writing by ADVANTIX. Such travel and living expenses will be billed separately, and will be payable upon receipt of IMC's invoice and appropriate supporting documentation.

4.  ADVANTIX SERVICES/COMPENSATION.

(a) During the Term, ADVANTIX shall assist IMC in developing its sponsorship consulting business by referring to IMC ADVANTIX's venue and event clients who are interested in selling sponsorship rights. In furtherance of the foregoing, ADVANTIX agrees to recommend IMC's services to such clients and, where appropriate and as requested by IMC, use reasonable efforts to arrange meetings between IMC and such clients.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) ADVANTIX shall not be authorized or entitled to bind or commit IMC to any agreement. Any and all agreements binding or committing IMC shall be set forth in a written document executed by an authorized representative of IMC and IMC shall be solely responsible for all obligations under such agreements.

(c) As consideration for ADVANTIX's services under this Paragraph 5, IMC shall pay ADVANTIX [***] percent ([***]%) of the gross revenues actually received by IMC (excluding expense reimbursement) under any sponsorship consulting arrangements effected or substantially negotiated during the Term as a direct result of the efforts of ADVANTIX with third parties with whom IMC did not have a previous contractual or other relationship (the "Advantix Referral Fee"). IMC shall pay ADVANTIX the Advantix Referral Fee within 30 days after receiving the related consulting fees from the client. Together with such payments, IMC shall provide ADVANTIX with a full, complete and accurate itemized statement setting forth all revenues generated hereunder as well as a calculation of the Advantix Referral Fee. IMC's obligation to pay the Advantix Referral Fee to Advantix shall survive the termination of this Agreement and continue for so long as the related consulting fees are payable under contracts with clients, including under any extensions, modifications and renewals thereof. Past due payments shall bear interest at the rate of (i) one and one half percent (1.5%) per month or fraction thereof that payment is late or (ii) the maximum interest rate permissible under law, whichever is less.

5. REPRESENTATIONS AND WARRANTIES. IMC and ADVANTIX each warrant and represent that they have all rights, power and authority necessary to enter into and perform this Agreement and that neither has granted to any third party any rights inconsistent with the rights granted herein. Each party further represents and warrants that it will maintain accurate and complete books and records of account covering all transactions relating to the calculation of the other party's commissions hereunder. Each party shall have the right during the effectiveness of this Agreement and for two years thereafter, upon reasonable prior notice to the other, to inspect and make copies of the books and records of the other insofar as they shall relate to the computation of any compensation payable hereunder.

6. DEFAULT/TERMINATION. If either party fails to perform its obligations hereunder, then, without prejudice to its other available legal remedies, the non-defaulting party may terminate this Agreement provided that it notifies the defaulting party in writing of the specific default hereunder and the defaulting party fails to cure such default within ten (10) days after it receives such notice.

7. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, disregarding any rules relating to the choice or conflict of laws. In the event a dispute or controversy arises


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

under this Agreement which cannot be resolved, such dispute or controversy shall be submitted to arbitration and resolved by a single arbitrator (who shall be a lawyer) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All such arbitration shall take place at the office of the American Arbitration Association located in or closest to Cleveland, Ohio. Each party is entitled to depose one (1) fact witness and any expert witness retained by the other party, and to conduct such other discovery as the arbitrator deems appropriate. These arbitration provisions do not prevent any party from obtaining temporary or injunctive or other equitable relief from a court of competent jurisdiction to enforce the obligations of the other party. The arbitrator has authority to award any remedy or relief that a court of competent jurisdiction could grant under applicable law, including attorneys' fees. The award or decision by the arbitrator shall be final, binding and conclusive and judgment may be entered upon such award by any court.

8.  INDEMNIFICATION.

(a) IMC agrees to indemnify, defend and hold harmless ADVANTIX (including its officers, directors, employees, shareholders, affiliates, successors and assigns) from and against any and all claims, damages, liabilities, losses, and costs and expenses, including reasonable outside attorneys' fees and costs of suit arising out of: (i) any material breach of this Agreement by IMC, or (ii) any negligent act or omission by it in the performance of its duties under this Agreement.

(b) ADVANTIX agrees to indemnify, defend and hold harmless IMC (including its officers, directors, employees, shareholders, affiliates, successors and assigns) from and against any and all claims, damages, liabilities, losses and costs and expenses, including reasonable outside attorneys' fees and costs of suit, arising out of: (i) liabilities, obligations or any third party claims (including without limitation, personal injury or property damage) relating to ADVANTIX's products or services and any advertising, promotional or marketing materials relating thereto, (ii) ADVANTIX's failure or alleged failure to perform under any third party contract, or (iii) any material breach of this Agreement by ADVANTIX.

9. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, in the event either party incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection herewith, either Party's liability to the other hereunder (including pursuant to any indemnification obligations hereunder) shall not exceed the compensation (excluding reimbursement for expenses) actually paid to such party hereunder. In no event shall either party be liable for any indirect, incidental, reliance, special, punitive or consequential damages arising out of its performance or non-performance under this Agreement, whether such liability is asserted on the basis of contract, tort or otherwise and whether or not such party had been advised of the possibility of such damages.

10. IMC/ADVANTIX BUSINESS. (a) ADVANTIX acknowledges that IMC and certain of its affiliates are engaged in the business of representing sports personalities and organizing entities, organizing and creating events and programs and representing and providing services to others in connection with the acquisition and sale of various kinds of rights associated with sporting events and venues. ADVANTIX agrees that nothing herein contained is intended to or shall restrict the continuation of such activities, except that, during the Term, IMC agrees not to serve as the exclusive marketing consultant to any other ticketing service entity. ADVANTIX hereby grants IMC the right to use ADVANTIX's name and identifying marks in IMC's corporate promotional materials to identify ADVANTIX as a client of IMC.

(b) ADVANTIX further acknowledges that IMC and/or its affiliated companies (collectively, "IMG") do have existing and may have future obligations to third parties with respect to ticketing services for IMG-owned or represented events and venues. ADVANTIX agrees that in such circumstances, ADVANTIX will not be given any preferred position in relation to such properties and, as to all other properties owned by IMG, such rights may be made generally available to all prospective ticket companies for competitive bidding.

(c) IMC acknowledges that ADVANTIX and certain of its affiliates are engaged in the business of providing ticketing services to various sporting events, venues and event promoters and producers. IMC agrees that nothing herein contained is intended to or shall restrict the continuation of such activities. IMC hereby grants ADVANTIX the right to use IMC's name and identifying marks in ADVANTIX's corporate promotional materials to identify IMC as a client of ADVANTIX. All other uses of IMC's name and identifying marks by ADVANTIX shall be subject to IMC's prior written consent.

11. USE OF IMC SERVICES. All services, materials, reports, analyses, studies, recommendations and other information provided to ADVANTIX by IMC hereunder (the "Work") are submitted on a confidential basis for use solely by ADVANTIX and its employees and representatives. ADVANTIX agrees to maintain the confidentiality of the Work. The Work may not be reproduced for or disclosed to third parties in whole or in part and its use for any purpose other than by ADVANTIX in connection with the marketing of its products and services is not authorized. No estimate, projection, recommendation or other statement by IMC contained in the Work shall be construed as a guarantee of any revenues or other benefits to ADVANTIX. Unless otherwise expressly provided herein, the failure of ADVANTIX to consummate any third party transactions relating to sponsorship, marketing, programming or other areas on which IMC is consulting shall not relieve ADVANTIX of its obligation to pay IMC the compensation set forth in paragraph 4 hereof.

12. NOTICES. All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when delivered
(a) personally, (b) by the mailing of such notice to the parties entitled thereto, registered or certified mail, postage prepaid to the parties at the following addresses (or to such address designated in writing by one party to the other) or (c) by confirmed fax at the number indicated below:

         If to ADVANTIX:

         Advantix, Inc.
         4675 MacArthur Court
         Suite 1400
         Newport Beach, CA 92660
         Attn:    Randy Kenworthy
                  John Markovich
         Fax: (949) 862-5412

         If to IMC:

         International Merchandising Corporation
         22 East 71st Street
         New York, New York 10021
         Attn:  Chip Campbell
         Fax: (212) 772-2617


         with a copy to:
         IMG Legal Department
         22 East 71st Street
         New York, New York 10021
         Attn:  Corporate Representation Attorney
         Fax: (212) 772-2617

13.  MISCELLANEOUS.

(a) Nothing in this Agreement is intended to create a partnership, association, employment relationship or joint venture between IMC and ADVANTIX. Neither party has the right to obligate or bind the other in any manner or enter into any agreements on behalf of the other, and nothing contained in this Agreement is intended to create any rights of any kind in any third party.

(b) Neither party may assign this Agreement without the prior consent of the other, except that (i) ADVANTIX may assign this Agreement and all of ADVANTIX's rights and obligations hereunder to any party acquiring all or substantially all of ADVANTIX's capital stock or assets and (ii) IMC may assign its obligations under this Agreement to any member of the International Management Group of companies, as appropriate to carry out the services required hereunder.

(c) This Agreement contains all of the terms and conditions agreed upon by the parties hereto with respect to the matter contained herein and supersedes all prior agreements and understandings, whether oral or written. This Agreement may only be modified by written agreement signed by the parties. No waiver of any provision hereof shall be valid unless in writing. No waiver of a particular provision shall constitute a waiver of enforcement of such provision in the future, or a waiver of any other provision hereof (whether or not similar).

(d) If any provision of this Agreement shall be declared illegal, void, invalid or unenforceable under law, the validity of any other provision and of the entire Agreement shall not be affected thereby.

(e) This instrument will not be considered an agreement or contract nor will it create any obligation on the part of IMC or ADVANTIX, or either of them, until it has been signed by representatives of both parties and delivery is made of a fully signed original. Acceptance of the offer made herein is expressly limited to the terms of the offer.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



ADVANTIX, INC.                            INTERNATIONAL MERCHANDISING
                                          CORPORATION

By: /s/ J. M. Markovich                   By: /s/ Chip Campbell
    --------------------------------          --------------------------------
    Name:  J. M. Markovich                    Name:  Chip Campbell
    Title: EVP Finance & CFO                  Title: Vice President

                             AMENDMENT TO AGREEMENT

This is an amendment to that certain Agreement (the "Agreement") between Advantix, Inc. (ADVANTIX") and International Merchandising Corporation ("IMC") which was entered into as of November 1, 1998.

WHEREAS, the parties desire to extend the Term of the Agreement for an additional six-month period and to amend certain provisions of the Agreement.

NOW THEREFORE, the Agreement is hereby amended and modified as follows:

1.   The Term of the Agreement is hereby extended through October 31, 1999.

2. During the Term, IMC may assist ADVANTIX in securing third party sponsors and advertisers for Tickets.com or other ADVANTIX ticketing services. For each such arrangement effected or substantially negotiated during the Term as a direct result of the efforts of IMC with third parties with whom ADVANTIX did not have a previous contractual or other relationship, the parties will negotiate an appropriate commission to be paid to IMC based on a percentage of the gross revenues actually received by ADVANTIX under such sponsorship arrangement (the "IMC Sponsorship Fee"). ADVANTIX shall pay IMC the IMC Sponsorship Fee within 30 days after receiving the related sponsorship fees from the third party. Together with such payments, ADVANTIX shall provide IMC with a full, complete and accurate itemized statement setting forth all revenues generated hereunder as well as a calculation of the IMC Sponsorship Fee. ADVANTIX' obligation to pay the IMC Sponsorship Fee to IMC shall survive the termination of this Agreement and continue for so long as the related sponsorship fees are payable under contracts with clients, including under any extensions, modifications and renewals thereof.

3. ADVANTIX shall pay IMC an amount equal to [***] percent ([***]%) of the Gross Profit from all sales of merchandise by ADVANTIX, where the source of such merchandise was referred or introduced to ADVANTIX by IMC or secured with the assistance of IMC during the Term (the "Merchandise Fee"). The Merchandise Fee payable with respect to Proteam.com shall be an amount equal to [***] percent ([***]%) of the Gross Profit. ADVANTIX shall also pay IMC an amount equal to [***] percent ([***]%) of the fees and charges (the "Auction Fee") received by ADVANTIX from the auction or sale of tickets and/or items (i) provided to ADVANTIX by IMC or (ii) relating to events referred or introduced to ADVANTIX by IMC or secured with the assistance of IMC during the Term, provided however, IMC's commission on ticketing arrangements where ADVANTIX is compensated on a per-ticket basis shall be governed by Paragraph 3(a) of the Agreement. ADVANTIX shall pay IMC the Merchandise Fee and Auction Fee on a quarterly basis, within 30 days after the end of each calendar quarter. Together with such payments, ADVANTIX shall provide IMC with a full, complete and accurate itemized statement setting forth all revenues generated hereunder as well as a calculation of the Merchandise Fee and Auction Fee. ADVANTIX' obligation to pay the Merchandise Fee and Auction


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                     1 of 2

     Fee to IMC shall survive the termination of this Agreement and continue for so long as such merchandise is continued to be sold or such auctions are held by ADVANTIX.

4. The term "Gross Profit," as used in the preceding section means the gross sales price for the merchandise sold net of sales tax, shipping charges, returns and any revenue-sharing payments less the actual cost of such merchandise, provided however, if the merchandising arrangement is such that ADVANTIX receives fees from the manufacturer/distributor on a per-item-sold basis, as a percentage of net or gross receipts, or otherwise, "Gross Profit" shall mean the gross fees actually received by ADVANTIX, without deduction.

5. ADVANTIX shall be entitled to credit Retainer payments made to IMC (and which were not previously credited against other amounts owed to IMC or applied to the Rebate (as defined below)) against the Sponsorship Fee, the Merchandise Fee and the Auction Fee payable to IMC.

6. In the event that ADVANTIX purchases sponsorship rights for an IMC-owned or represented property during the Term, IMC shall rebate to ADVANTIX [***] percent ([***]%) of the gross payments actually paid by ADVANTIX for such sponsorship rights (the "Rebate"). The Rebate shall not exceed the aggregate of the Retainer amounts paid by ADVANTIX and not otherwise credited as provided herein. The Rebate shall be paid within thirty (30) days after the expiration of the Term.

Except as expressly modified hereinabove, all of the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective upon the date that both Advantix and IMC have signed it.


Advantix, Inc.                           International Merchandising Corporation


Signature  /s/ J. M. Markovich           Signature  /s/ Chip Campbell
         ----------------------------             ------------------------------
Title    EVP Finance & CFO               Title    Vice President
     --------------------------------         ----------------------------------
Date     5/26/99                         Date     5/26/99
    ---------------------------------        -----------------------------------


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                     2 of 2